Exhibit (j) under form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K








           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 33-3164 on Form N-1A of our reports dated January 23, 2006, relating to the financial statements of Federated Capital Income Fund, a portfolio of Federated Income Securities Trust, for the year ended November 30, 2005, and to the reference made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 25, 2006







Boston, Massachusetts
January xx, 2006